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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and (333-12789); on Form S-3 (333-10383), (333-14025)
and (333-19447); and on Form S-4 (333-13133) of U.S. Office Products Company of:
(i) our report dated August 28, 1996, relating to the financial statements of SFI Corp.; and (ii) our report dated August 28, 1996, relating to the financial statements of Hano Document Printers, Inc. included in this Current Report on Form 8-K.

    In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of U.S. Office Products Company (File No. 333-19447).

                                          KPMG Peat Marwick LLP

Norfolk, Virginia
January 28, 1997